UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

October 8, 2008

PDL BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19756	94-3023969
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1400 Seaport Boulevard

Redwood City, California 94063
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(650) 454-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 8, 2008, the Board of Directors (the “Board”) of PDL BioPharma, Inc. (“PDL” or “we”) elected Paul W. Sandman to serve as a Class I member of our Board, with a term expiring at the 2011 annual meeting of stockholders, and John P. McLaughlin to serve as a Class II member of our Board, with a term expiring at the 2009 annual meeting of stockholders.  In addition, the Board appointed (i) Mr. Sandman and Mr. McLaughlin as members of our Board’s Nominating and Governance Committee, (ii) Mr. Sandman as a member of our Board’s Compensation Committee and (iii) Mr. McLaughlin as a member of our Board’s Audit Committee.  The press release we issued announcing Mr. Sandman’s and Mr. McLaughlin’s election to our Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Sandman served at Boston Scientific Corporation in various management positions from May 1993 to December 2004, most recently as its Executive Vice President, Secretary and General Counsel.  From 1984 to April 1993, he served at Wang Laboratories, Inc., most recently as Senior Vice President, General Counsel and Secretary. Mr. Sandman received his A.B. from Boston College and his J.D. from Harvard Law School.

Mr. McLaughlin served as the Chief Executive Officer and a director of Anesiva, Inc., formerly known as Corgentech, Inc., a biopharmaceutical company, from January 2000 to June 2008.  He currently serves as a consultant to Anesiva.  From December 1997 to September 1999, Mr. McLaughlin was President of Tularik Inc., a biopharmaceutical company.  From September 1987 to December 1997, Mr. McLaughlin held a number of senior management positions at Genentech, Inc., a biopharmaceutical company, including Executive Vice President and General Counsel.  From January 1985 to September 1987, Mr. McLaughlin was a partner at a Washington, D.C. law firm specializing in food and drug law. Prior to that, Mr. McLaughlin served as counsel to various subcommittees in the United States House of Representatives, where he drafted numerous measures that became FDA laws.  Mr. McLaughlin co-founded and served as chairman of the Board of Directors of Eyetech Pharmaceuticals, Inc., a biopharmaceutical company. He serves as a director of Seattle Genetics, Inc. and co-founded and serves as a director of Peak Surgical, Inc.  He received a B.A. in Government from the University of Notre Dame and a J.D. from the Catholic University of America.

Pursuant to our policy for the compensation of Board members who are not employees of PDL (“Outside Directors”), Mr. Sandman and Mr. McLaughlin are each authorized to receive a cash retainer of $35,000 per year with respect to their service as a Board member, plus a temporary supplemental cash retainer of $10,000 per month for each full or partial month of service on the Board until the earlier of (i) the effective date of the spin-off our biotechnology related assets into a separate publicly traded entity, (ii) the payment date to stockholders of any proceeds from a sale or monetization of our antibody humanization royalty assets, or (iii) December 31, 2008.  Mr. Sandman and Mr. McLaughlin will also each receive a fee of

•                  $2,000 for each Board meeting at which he is present in person;

•                  $1,500 for each Board meeting at which he is present by telephone;

•                  $1,000 for each meeting of a committee of our Board at which he is present in person;

•                  $750 for each meeting of a committee of our Board at which he is present by telephone; and

•                  a retainer of $6,000 per year as a member of the Nominating and Governance Committee.

Mr. Sandman also will receive a retainer of $6,000 per year as a member of the Compensation Committee, and Mr. McLaughlin also will receive a retainer of $12,000 per year as a member of the Audit Committee.

All cash compensation paid to our Outside Directors for their service on our Board and attendance at Board meetings is paid on a quarterly basis in arrears. We also reimburse our directors for their travel expenses for Board meetings and, on a tax grossed-up basis, for travel expenses of a guest or spouse for our annual Board off-site meeting.

In connection with Mr. Sandman’s and Mr. McLaughlin’s election to the Board and consistent with our policy for the compensation of Outside Directors, we granted to each of Mr. Sandman and Mr. McLaughlin an option to purchase 40,000 shares of our common stock with respect to their respective election to the Board, 15,000 of which were granted automatically under our 2002 Outside Directors Stock Option Plan and the remainder of which were granted under our 1999 Stock Option Plan. In connection with Mr. Sandman’s appointment to the Nominating and Governance Committee and the Compensation Committee and consistent with our policy for the compensation of Outside Directors, we granted to Mr. Sandman options to purchase 1,000 shares of common stock with respect to his election to the Nominating and Governance Committee and 1,500 shares of our common stock with respect to his election to the Compensation Committee. In connection with Mr. McLaughlin’s election to the Nominating and Governance Committee and the Audit Committee and consistent with our policy for the compensation of Outside Directors, we granted to Mr. McLaughlin options to purchase 1,000 shares of common stock with respect to his election to the Nominating and Governance Committee and 2,500 shares of our common stock with respect to his election to the Audit Committee.

Provided that Mr. Sandman and Mr. McLaughlin each remain Outside Directors immediately after each annual meeting of stockholders, they each will be eligible to receive after each annual meeting an option to purchase 20,000 shares of common stock with respect to their continued service as a Board member, and 1,000 shares of common stock with respect to their continued service on the Nominating and Governance Committee.  Mr. Sandman also will be eligible to receive after each annual meeting an option to purchase 1,500 shares of common stock with respect to his continued service on the Compensation Committee, and Mr. McLaughlin also will be eligible to receive after each annual meeting an option to purchase 2,500 shares of common stock with respect to his continued service on the Audit Committee.

Item 9.01           Financial Statements and Exhibits.

(d)                   Exhibits.

Exhibit No.	Description

99.1	Press Release, issued by PDL BioPharma, Inc. on October 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   October 10, 2008

PDL BioPharma, Inc.

By:	/s/ Francis Sarena
Francis Sarena
Vice President, General Counsel and Secretary